Exhibit 10.5

ACTING-IN-CONCERT AGREEMENT

This acting-in-concert agreement (the “Agreement”) is executed by the following parties on May 30, 2025 (the “Execution Date”):

(1)	Mr. Jiaqi Hu, a citizen and resident of the PRC (identity card no. [*****]) (“Mr. Hu”);

(2)	Qiren Holding Limited, a company incorporated under the law of British Virgin Islands wholly owned by Hushi (as defined below) (“Qiren”);

(3)	Hushi Holding Limited, a company incorporated under the law of British Virgin Islands wholly owned by Mr. Hu (“Hushi”, together with Mr. Hu and Qiren, “Parties A”);

(4)	Mr. Mingjian Shi, a citizen and resident of the PRC (identity card no. [*****]) (“Mr. Shi”);

(5)	Yueshan Holding Limited, a company incorporated under the law of British Virgin Islands wholly owned by Shishi (as defined below) (“Yueshan”); and

(6)	Shishi Holding Limited, a company incorporated under the law of British Virgin Islands wholly owned by Mr. Shi (“Shishi”, together with Mr. Shi and Yueshan, “Parties B”).

Mr. Hu, Qiren, Hushi, Mr. Shi, Yueshan and Shishi are hereinafter collectively referred to as the “Parties”, and individually referred to as a “Party” as the context may require.

WHEREAS:

(1)	Datongyi Holding Limited (“Datongyi”), a company incorporated under the law of British Virgin Islands, holds 20,000,000 ordinary shares of Julong Holding Limited (the “Company”), a company incorporated under the law of Cayman Islands, as of the date hereof, representing 99.9% of the total ordinary shares of the Company. Qiren and Yueshan hold 96.0% and 4.0% of the equity interests in Datongyi, respectively.

(2)	The Company plans to initiate a series of reorganization and go public through an initial public offering (the “IPO”). Upon completion of the IPO, Parties A and Parties B will continue to directly and/or indirectly hold equity interests in the Company.

(3)

Pursuant to the corporate resolutions of the Company, immediately prior to the completion of the IPO, (i) 10,000,000 ordinary shares currently beneficially owned by Datongyi will be automatically re-designated into the Company’s Class A ordinary shares, par value US$0.0001 per share, each entitling the holder thereof to one (1) vote on all matters subject to a vote at general meetings of the Company (“Class A ordinary shares”), on a one-for one basis, and (ii) the remaining 10,000,000 ordinary shares currently beneficially owned by Datongyi will be automatically re-designated into the Company’s Class B ordinary shares, par value US$0.0001 per share, each entitling the holder thereof twenty (20) votes on all matters subject to a vote at general meetings of the Company (“Class B ordinary shares”), on a one-for one basis.

(3)	Party A and Party B, agree to act in concert in accordance with the arrangement of this Agreement, following the completion of the IPO, with respect to each of the Class A ordinary shares and the Class B ordinary shares held thereof.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Parties B undertake, that, with regard to any matter in relation to the Company or any of the Company’s subsidiaries, branches, affiliates and other entities directly or indirectly controlled by the Company (collectively the Company, the “Group Companies” and each a “Group Company”), that is submitted to vote by the shareholders of any Group Company or requires any action to be taken by the shareholders of any Group Company (“Action-in-Concert Matters”), Parties B shall (i) consult and/or discuss with Parties A with regard to such Action-in-Concert Matter in advance; and (ii) take any action, including but not limited to vote, or cause to be voted, all of the shares of any Group Company held by them or their holding vehicles, or over which they have voting power or control, in accordance with the instructions of Parties A, both expressed and implied, with regard to such Action-in-Concert Matters, including but not limited to:

a.	appointment and removal of directors of any Group Company;

b.	approving or adjusting business plan or investment plan of any Group Company;

c.	approval or amendment of the annual budget and final accounts of any Group Company;

d.	any amendment to the Memorandum and Articles or the charter documents of any Group Company;

e.	any increase, decrease, cancellation, redemption, repurchase, consolidation, subdivision or other alteration of any authorized share capital, issued shares or registered capital of any Group Company or any issuance, allotment, purchase or redemption of any securities or instruments that are convertible into securities;

f.	any merger, division, sale event, reorganization, bankruptcy, liquidation, dissolution or change of corporate form of any Group Company;

g.	other material matters in relation to the operation or management of any Group Company.

2.	Parties B undertake, that, if Parties B are entitled to nominate any director of any Group Company, Parties B shall, with regard to any matter in relation to any Group Company that is submitted to vote by the directors of any Group Company or requires any action to be taken by the directors of any Group Company (“Director Action-in-Concert Matters”), Parties B shall (i) consult and/or discuss with Parties A with regard to such Director Action-in-Concert Matters in advance; and (ii) procure any incumbent director of any Group Company nominated by Parties B or whom they have control over to take any action, including but not limited to vote for or against such Director Action-in-Concert Matter, in accordance with the instructions of Parties A, both expressed and implied.

3.	The Parties hereby agree to take any and all such further actions, including but not limited to execute any additional documents (such as power of attorney), to give effect to the action-in-concert arrangement set forth above, to the extent required by applicable law and regulations.

4.	Each Party shall be entitled to its monetization right in the proportion to equity interests it holds in the Company directly or indirectly.

5.	Except otherwise specified herein, this Agreement shall not affect other rights and obligations of any Party as a shareholder of any Group Company, including but not limited to the right of information and inspection, and the right to receive dividend and distribution.

6.	This Agreement shall be effective on and from the Execution Date.

7.	This Agreement shall be governed by the laws of Cayman Islands without giving effect to the conflicts of law principles thereof.

8.	In the event the parties are unable to settle a dispute between them regarding this Agreement, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Administered Arbitration Rules of HKIAC then in effect. The arbitration tribunal shall consist of three arbitrators to be appointed by HKIAC. The language of the arbitration shall be Chinese.

9.	If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

10.	The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, but shall not otherwise be for the benefit of any third party.

11.	This Agreement shall come into effect after being signed by all parties, and the validity shall be from the effective date of this Agreement to the date when all parties no longer directly/indirectly hold shares of Company. Unless stipulated by laws, administrative regulations and rules, or required by relevant departments of the China Securities Regulatory Commission and any designated stock exchanges, any Party of this Agreement shall not require to terminate or rescind this Agreement in advance before the expiration of the validity of this Agreement. After the expiration of the above validity, the validity will be automatically extended unless all parties reach a consensus in writing to terminate or rescind this Agreement.

12.	Each clause of this Agreement is independent and divisible. If any clause is deemed invalid or unenforceable, it does not affect the validity and enforceability of other clauses of this Agreement. In case of any conflict with other agreements, commitments and statements, this Agreement shall prevail.

13.	Each Party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby, except for disclosure required by applicable law or regulation. Each Party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information, except for disclosure required by applicable law or regulation.

14.	An amendment of this Agreement is valid only if it is agreed in writing and signed by or on behalf of each Party to this Agreement.

15.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page to follow]

PARTIES A	PARTIES B
Jiaqi Hu	Mingjian Shi

/s/ Jiaqi Hu	/s/ Mingjian Shi

Qiren Holding Limited		Yueshan Holding Limited

By:	/s/ Jiaqi Hu	By:	/s/ Mingjian Shi
Name:	Jiaqi Hu	Name:	Mingjian Shi
Title:	Director	Title:	Director

Hushi Holding Limited		Shishi Holding Limited

By:	/s/ Jiaqi Hu	By:	/s/ Mingjian Shi
Name:	Jiaqi Hu	Name:	Mingjian Shi
Title:	Director	Title:	Director